Exhibit 5.1

December 2, 2016

Diamondback Energy, Inc.
500 West Texas
Suite 1200
Midland, Texas 79701

Re:	Diamondback Energy, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Diamondback Energy, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3/ASR (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company or, with respect to Shares referred to below, certain selling stockholders of the Company to be identified in one or more Prospectus Supplements, of an indeterminate aggregate amount of securities (the “Securities”) consisting of (a) shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) the Company’s senior debt securities in one or more series (the “Senior Debt Securities”), and the Company’s subordinated debt securities in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Diamondback Debt Securities”) and (c) guarantees (the “Guarantees”) of the Diamondback Debt Securities by one or more of the guarantors (the “Guarantors” and, together with the Company, the “Obligors”) listed on Schedule I hereto and named in the Registration Statement (the Diamondback Debt Securities, together with (if such Diamondback Debt Securities have been guaranteed by Guarantors) the related Guarantees of such Guarantors, being referred to herein as the “Debt Securities”) or any combination of the foregoing, each on the terms to be determined at the time of each offering. This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
We have examined originals or certified copies of (i) a form of the Indenture with respect to the Senior Debt Securities (and any related Guarantees), filed as Exhibit 4.2 to the Registration Statement to be entered into by the Company, the Guarantors named therein and a trustee to be named therein, the form and terms (including any Guarantees) of any series of Diamondback Debt Securities issued under such Indenture to be established by resolutions of the Board of Directors of the Company or any duly authorized committee thereof (the “Board”) and set forth in an officers’ certificate or by a supplemental indenture to such Indenture, (ii) a form of the Indenture with respect to the Subordinated Debt Securities (and any related Guarantees) filed as Exhibit 4.3 to the Registration Statement to be entered into by the Company, the Guarantors named therein and a trustee to be named therein (together with the trustee referred to in (i), each a “Trustee”) (the indentures in (i) and (ii) are each referred to herein as an “Indenture”), the form and terms (including any Guarantees) of any series of Diamondback Debt Securities issued under such Indenture to be established by resolutions of the Board and set forth in an officers’ certificate or by a supplemental indenture to such Indenture and (iii) such corporate or limited liability company records of the Company and the Guarantors and other certificates and documents of officials of the Company and the Guarantors and public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed the existence and entity power of each party to any document referred to herein other than the Company and the Guarantors and that, upon sale and delivery, the certificates for the Shares will conform to the specimen thereof filed as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar for the Common Stock or, if uncertificated, valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Company. We have also assumed that at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company and the Guarantors, all of which we assume to be true, correct and complete.
Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.
With respect to Securities constituting Shares, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Shares, the terms of the offering thereof and related matters, (ii) the applicable definitive underwriting, purchase or other agreement providing for the issuance and sale thereof by the Company has been duly executed and delivered, and (iii) such Shares have been duly issued and delivered by the Company in accordance with the terms of such agreement against payment (or delivery) of the consideration payable therefor as determined by the Board and as provided for in such agreement, such Shares will have been duly authorized, validly issued, fully paid and non-assessable.

2.
With respect to Securities constituting Debt Securities (including, if Diamondback Debt Securities are guaranteed by Guarantees, such Diamondback Debt Securities and such Guarantees), when (i) the Company and, if such Debt Securities constitute Diamondback Debt Securities guaranteed by Guarantees, each of the Guarantors have taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any officers’ certificate or supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto (including, if Debt Securities constitute Diamondback Debt Securities guaranteed by Guarantees, the applicable Guarantors) with the terms of such Debt Securities and, if Debt Securities constitute Diamondback Debt Securities guaranteed by Guarantees, such Guarantees having been set forth in such Indenture or such supplemental indenture or officers’ certificate delivered pursuant thereto, (iii) the Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities (including, if such Debt Securities constitute Diamondback Debt Securities guaranteed by Guarantees, any notations of such Guarantees thereon) have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolutions of the Board or supplemental indenture or officers’ certificate relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement, then such Debt Securities (including, if Diamondback Debt Securities are guaranteed by Guarantees, such Diamondback Debt Securities and such Guarantees) (x) will have been duly authorized by all necessary corporate or limited liability company action on the part of the Company and, if such Debt Securities constitute Diamondback Debt Securities guaranteed by Guarantees, each of the applicable Guarantors, and (y) will be valid and binding obligations of each such Obligor, enforceable against such Obligor in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

(A)
We have assumed that, in the case of each offering and sale of Securities: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Debt Securities, the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities and identifying any applicable selling stockholders; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to the issuance and sale by the Company (and, if such Securities constitute Debt Securities that constitute Diamondback Debt Securities guaranteed by Guarantees, each of the other Obligors) (and, in the case of Shares to be offered and sold by selling stockholders, such an agreement with respect to the offering and sale by such selling stockholder) of such Securities will have been duly authorized, executed and delivered by the issuer thereof and the other parties thereto; (v) at the time of the issuance of such Securities, the Company and, if such Securities constitute Debt Securities that constitute Diamondback Debt Securities guaranteed by Guarantees, each of the other Obligors (a) will have been validly existing and duly qualified and in good standing under the laws of its jurisdiction of incorporation, formation or organization and (b) will have had the necessary corporate or limited liability company power and due authorization, and the organizational or charter documents of the Company and, if such Securities constitute Debt Securities that constitute Diamondback Debt Securities guaranteed by Guarantees, each of the other Obligors, will have been in full force and effect and will not have been amended, restated, supplemented or otherwise altered (except in the case of the Company, for the amendment to its certificate of incorporation proposed in its Definitive Proxy Statement on Schedule 14A filed with the Commission on November 14, 2016 (the “Increase Amendment”), and there will have been no authorization of any such amendment, restatement, supplement or other alteration, except with respect to the Increase Amendment, since the date hereof; (vi) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws or other organizational documents of the Company and, if such Securities constitute Debt Securities that constitute Diamondback Debt Securities guaranteed by Guarantees, each of the other Obligors, and the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of any applicable law, regulation or administrative order or any agreement or instrument binding upon each such Obligor and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which such Obligor’s securities are listed for trading) having jurisdiction over each such Obligor and, if such Securities constitute Debt Securities, in conformity with the applicable Indenture, supplemental indenture or officers’ certificate and the applicable resolutions of the Board relating to such Debt Securities; (vii) if such Securities constitute Shares, at the time of issuance thereof, (a) sufficient shares of Common Stock will have been authorized for issuance of such Shares under the certificate of incorporation of the Company that will not have otherwise been issued or reserved or otherwise committed for issuance and (b) the consideration for the issuance and sale of such Shares established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement providing for the issuance and sale thereof by the Company will not have been less than the par value of the Common Stock; (viii) if such Securities constitute Diamondback Debt Securities, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the Company; (ix) if such Securities constitute Diamondback Debt Securities guaranteed by Guarantees, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the applicable Guarantors; and (x) if such Securities constitute Debt Securities, the applicable Indenture will constitute the legal, valid and binding obligation of each party thereto other than the Obligors party thereto, enforceable against such party in accordance with its terms.

(B)
We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of: (i) the federal Laws of the United States; (ii) the Limited Liability Company Act of the State of Delaware; (iii) the General Corporation Law of the State of Delaware; and (iv) the Laws of the State of New York.

(C)
The matters expressed in this letter are subject to and qualified and limited by: (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

(D)
This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or entity or any other circumstance.

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We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

Schedule I
Guarantors

Jurisdiction of Formation or Organization
Diamondback O&G LLC	Delaware
Diamondback E&P LLC	Delaware